                                                                EXHIBIT  10.13

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of   1/27/97   , between FOX/LIBERTY
                                       ------------
NETWORKS, LLC (the "Company") and LOUIS LATORRE (the "Executive").

     The Company wishes to employ the Executive, and the Executive wishes to accept such employment, on the terms and conditions set forth in this Agreement.

Accordingly, the Company and the Executive hereby agree as follows:

1.   Employment, Duties and Acceptance.
     ---------------------------------

     1.1  Employment Duties. The Company hereby employs the Executive for the
          -----------------
Term (as defined in Section 2.1) to render exclusive and full-time services to the Company as President of Fox Sports Net/fX Networks Sales division, and as Senior Vice President of Fox/Liberty Networks, LLC, or in such other executive position consistent with such position as may be assigned to the Executive by the Board of Directors of the Company or by the Chief Executive Officer ("CEO") of the Company. Executive's duties will include supervision and management of all advertising sales for the Company and its subsidiaries, including supervision of all local and regional sales, national spot and unwired sales, network sales, sponsorship sales, syndicated programming sales, infomercial sales and advertising barter time sales by the Company and its subsidiaries, and supervision and management of all research, back office, billing, collection and reporting activities and all costs of sales pertinent to these areas of responsibility. Executive will report to the Chief Operating Officer of Fox Sports Net and Executive Vice President, Entertainment of fX Networks.

     1.2  Acceptance. The Executive hereby accepts such employment and agrees to
          ----------
render the services described above. During the Term, the Executive agrees to serve the Company faithfully and to the best of the Executive's ability, to devote the Executive's entire business time, energy and skill to such employment, and to use the Executive's best efforts, skill and ability to promote the Company's interests. The Executive further agrees to accept election, and serve during all or any part of the Term, as an officer or director of the Company and of any subsidiary or affiliate of the Company, without any compensation therefor other than that specified in this Agreement, if elected to any such position by the shareholders or by the Board of Directors of the Company or of any subsidiary or affiliate, as the case may be.

     1.3  Location. The duties to be performed by the Executive hereunder shall
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be performed primarily at the offices of the Company in New York City, subject to reasonable travel requirements on behalf of the Company.

2.   Term of Employment
     ------------------

     2.1  The Term. The Term of the Executive's employment under this Agreement
          --------
(the "Term") shall commence upon date of this agreement and shall end on April 30, 1999 or such other
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date on which the Term shall terminate or be extended pursuant to Section 2.2.

     2.2  Termination of Term: Extension of Term
          --------------------------------------

          2.2.1     Termination Without Cause. At any time the Company may, by
                    -------------------------
written notice to the Executive, terminate the Term for reasons other than those specified in Sections 4.1, 4.2 and 4.3 hereof ("Termination Without Cause"). In such event, such termination will be treated in the same manner as a termination by the Executive under Section 4.4 hereof, and the Executive and the Company, following the delivery of such notice of termination under this Section 2.2.1, shall have the same rights and obligations provided for under such Section 4.4.

          2.2.2       Extension of the Term. Unless either the Executive or the
                      ---------------------
Company gives the other written notice of non-extension of the Term at least six months prior to the then scheduled termination date of the Term, the Term will automatically extend on a daily basis for each day after November 1, 1998 that such notice is not given until terminated pursuant to the delivery of such notice or pursuant to another provision of this Agreement.

     2.3  Special Curtailment.  The Term also shall end earlier than the
          -------------------
original April 30, 1999 termination date provided in Section 2.1 or any extended termination date provided in Section 2.2., in either case if sooner terminated pursuant to Section 4. Non-extension of the Term shall not be deemed to be a wrongful termination of the Term or this Agreement by the Company pursuant to
Section 4.4 or a Termination Without Cause pursuant to section 2.2.1

3.   Compensation; Benefits.
     ----------------------

     3.1 Salary.  As compensation for all services to be rendered pursuant to
         ------
this Agreement, the Company agrees to pay the Executive during the Term a base salary, payable in accordance with the Company's payroll practices for its executives as in effect from time to time, at the following annual rates, less such deductions or amounts to be withheld as required by applicable law and regulations (the "Base Salary"):


     Period                                      Annual Rate
     ------                                      -----------

     Date of Agreement to April 30, 1997         400,000
     May 1, 1997 to April 30, 1998               425,000
     May 1, 1998 to April 30, 1999               450,000

In the event that the Company, in its sole discretion beyond the requirements of this Agreement, from time to time determines to increase the Base Salary, such increased amount shall, from and after the effective date of the increase, constitute "Base Salary" for purposes of this Agreement.

     3.2  Bonuses. In addition to the amounts to be paid to the Executive
          -------
pursuant to Section 3.1, the Executive shall receive the bonuses (the "Bonuses") as described in Appendix II of this

Agreement. The Executive shall not be entitled to participate in any other bonus plans or programs of the Company.

     3.3  Business Expenses. The Company shall pay or reimburse the Executive
          -----------------
for all reasonable expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Agreement, in accordance with the Company's standard policies in effect from time to time, upon presentation of expense statements or vouchers or such other supporting information as the Company customarily may require of its officers; provided, however, that the maximum amount available for such expenses during any period may be fixed in advance by the Board of Directors or the CEO of the Company.

     3.4  Vacation.  During the Term, the Executive shall be entitled to a
          --------
vacation period of four weeks taken in accordance with the vacation policy of the Company during each year of the Term. Vacation time not used by the end of a year shall be forfeited.

     3.5  Fringe Benefits. During the Term, the Executive shall be entitled to
          ---------------
all benefits for which the Executive shall be eligible under any 401(k) plan, group insurance or other so-called "fringe" benefit plan (but not severance plans or bonus plans) which the Company provides to its employees generally, together with medical benefits for the Executive, the Executive's spouse and the Executive's children as from time to time in effect for officers of the Company generally.

     3.6  Additional Benefits.  During the Term, the Executive shall be entitled
          -------------------
to such other benefits as are specified in Appendix I to this Agreement.

4.   Termination
     -----------

     4.1  Death.  If the Executive shall die during the Term, the Term shall
          -----
terminate and no further amounts or benefits shall be paid or payable hereunder, except that the Executive's estate shall be entitled to receive (i) all earned but unpaid amounts of Base Salary and Bonuses to the date of termination, (ii) continued payments in an amount equal to 60% of the Base Salary in the manner specified in Section 3.1, until the end of the Term (as in effect under Section 2 hereof (with Executive's death being treated as a notice of non-renewal under Section 2.2.2) immediately prior to the Executive's death) plus (iii) a single payment of the Applicable Bonus Amount, if any, provided for in Paragraph A.2 of Appendix II with respect to the year in which Executive dies.

     4.2  Disability. If during the Term the Executive shall become physically
          ----------
or mentally disabled, whether totally or partially, such that the Executive is unable to perform the Executive's services hereunder for (i) a period of six consecutive months or (ii) for shorter periods aggregating six months during any twelve month period, the Company may at any time after the last day of the six consecutive months of disability or the day on which the shorter periods of disability shall have equaled an aggregate of six months, by written notice to the Executive (but before the Executive has recovered from such disability), terminate the Term and no further amounts or benefits shall be paid or payable hereunder, except that the Executive shall be entitled to receive (i) all earned but unpaid

                                       3
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amounts of Base Salary and Bonuses to the date of termination, (ii) continued
payments in an amount equal to 60% of the Base Salary in the manner specified in
Section 3.1, until the end of the Term (as in effect under Section 2 hereof (with the Company's notice of termination being treated also as a notice of non-renewal under Section 2.2.2) immediately prior to such termination), (iii) a single payment of the Applicable Bonus Amount, if any, provided for in Paragraph
A.2 of Appendix II with respect to the year in which Executive becomes disabled payable within sixty days after the end of such year, and (iv) such amounts and benefits, if any, specified in Appendix I other than Paragraph 1.

     4.3  Cause. In the event of gross neglect by the Executive of the
          -----
Executive's duties hereunder; conviction of the Executive of any felony; other illegal or disreputable conduct on the part of the Executive which impairs the reputation, goodwill, or business position of the Company or involves funds or other assets of the Company, its subsidiaries or affiliates; willful misconduct by the Executive in connection with the performance of any material portion of the Executive's duties hereunder; breach by the Executive of Section 5.1 or 5.2 or any other material provision of this Agreement or of the policies stated in the Company's Code of Business Conduct as then in effect; or any other conduct on the part of the Executive which would make the Executive's continued employment by the Company materially prejudicial to the best interests of the Company (any one or more of such events constituting "Cause"), the Company may at any time by written notice to the Executive terminate the Term and, upon such termination for Cause, this Agreement shall terminate and the Executive shall be entitled to receive no further amounts or benefits hereunder, except any as shall have been earned to the date of such termination.

     4.4  Company Breach. In the event of the breach of any material provision
          --------------
of this Agreement by the Company which goes unremedied within sixty (60) days of written notice from the Executive to the Company specifying the breach, the Executive shall be entitled to terminate the Term by written notice to the Company delivered at any time within the 30 day period following the end of such 60 day period. Upon such termination, or in the event the Company terminates the Term or this Agreement Without Cause, the Company shall, as its sole obligation to the Executive, promptly, in one lump sum payment, pay the Executive an amount equal to the sum of the following: (i) all earned but unpaid amounts of Base Salary and Bonuses to the date of termination; (ii) the Applicable Bonus Amount, if any, with respect to the year in which the termination occurs; and (iii) the lesser of (A) one year's Base Salary calculated at the then prevailing rate or
(B) the remaining Base Salary to be paid for the balance of the Term as then in effect. The Company's obligations pursuant to this Section 4.4 are not subject to or in any way contingent upon any duty on the part of the Executive to mitigate damages by seeking other employment.

     4.5  Litigation Expenses. Except as provided for in Section 5.7, if the
          -------------------
Company and the Executive become involved in any action, suit or proceeding relating to the alleged breach of this Agreement by the Company or the Executive, and if a judgement in such action, suit or proceeding is rendered in favor of the Executive, the Company shall reimburse the Executive for all expenses (including reasonable attorneys' fees) incurred by the Executive in connection with such action, suit or proceeding. Such cost shall be paid to the Executive promptly upon presentation of expense

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

statements or other supporting information evidencing the incurrence of such expenses.

5.   Non-Competition: Non-Solicitation.
     ----------------------------------

     5.1 In view of the fact that the Executive's work for the Company will bring the Executive into close contact with many confidential affairs of the Company not readily available to the public, and plans for future developments, the Executive agrees:

          5.1.1 To keep and retain in the strictest confidence all confidential matters of the Company, including, without limitation, "know how", trade secrets, customer lists, pricing policies, operational methods, technical processes, formulae, inventions and research projects, and other business affairs of the Company, learned by the Executive heretofore or hereafter, and not to disclose them to anyone outside the Company, either during or after the Executive's employment with the Company, except in the course of performing the Executive's duties hereunder or with the Company's express written consent; and

          5.1.2 To deliver promptly to the Company on termination of the Executive's employment for any reason, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Company's business and all property associated therewith, which the Executive may then possess of have under the Executive's control.

     5.2  The Executive further agrees:

          5.2.1 During the Term, and (if the Term ends other than by non-renewal or pursuant to Section 4.1) for a period of twelve months thereafter, the Executive shall not, directly or indirectly, enter the employ of, or render any services to, any person, firm or corporation engaged in any business competitive with the business of the Company or of any of its respective subsidiaries or affiliates. Specifically included (without limitation) in such competitive businesses would be any business involved in the solicitation, sale or placement of media advertising or advertising availabilities in connection with programming to be viewed or disseminated by or using television or similar apparatus; the Executive shall not engage in such business on the Executive's own account; and the Executive shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any similar relationship or capacity; provided, however, that nothing contained in this
Section 5.2.1 shall be deemed to prohibit the Executive from acquiring, solely as an investment, up to five percent (5%) of the outstanding shares of capital stock of any public corporation.

          5.2.2 During the Term and for a period of one year thereafter the Executive shall not, directly or indirectly, (x) induce or encourage any employee of the Company or any subsidiary or affiliate of the Company to leave employment with the Company or such subsidiary or affiliate, or (y) employ, hire, or establish a business with, or cause or encourage any third person to employ, hire, or establish a business with, any person who was, within the period of one year preceding such action by the Executive, employed by the Company or any subsidiary or affiliate of the Company.

     5.3 If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of Sections 5.1 or 5.2 hereof, the Company shall have the following rights and remedies:

          5.3.1 The right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

          5.3.2 The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by the Executive as the result of any transactions constituting a breach of any of the provisions of the preceding paragraph, and the Executive hereby agrees to account for and pay over such Benefits to the Company. Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

     5.4 If any of the covenants contained in Sections 5.1 or 5.2, or any part thereof, hereafter are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

     5.5 If any of the covenants contained in Sections 5.1 or 5.2, or any part thereof, are held to be unenforceable because of the duration of such provision, the area covered thereby, or the scope thereof, the parties agree that the court making such determination shall have the power to reduce the duration, area and/or scope of such provision and, in its reduced form, said provision shall then be enforceable.

     5.6 The parties hereto intend to and hereby confer jurisdiction to enforce the covenants in Sections 5.1 and 5.2 upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of such covenants or otherwise, it is the intention of the parties hereto that such determination not bar in any way affect the Company's right to the relief provided above in the courts of any other states within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being for this purpose severable into diverse and independent covenants.

     5.7 In the event that any action, suit or other proceeding in law or in equity is brought to enforce the covenants contained in Sections 5.1 and 5.2 or to obtain money damages for the breach thereof, and such action results in the award of a judgement for money damages or in the granting of any injunction in favor of the Company, all expenses (including reasonable attorneys' fees) of the Company in such action, suit or other proceeding shall (on demand of the Company) be paid by the

Executive. In the event the Company fails to obtain a judgement for money damages or an injunction in favor of the Company, all expenses (including reasonable attorneys' fees) of the Executive in such action, suit or other proceeding shall (on demand of the Executive) be paid by the Company.

6.   Intellectual Property.
     ---------------------

     The Company shall be the sole owner of all the products and proceeds of the Executive's services hereunder, including, but not limited to, all materials, ideas, concepts, manuals, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Executive may acquire, obtain, develop or create in connection with the Executive's duties hereunder and during the Term, free and clear of any claims by the Executive (or anyone claiming under the Executive) of any kind or character whatsoever (other than the Executive's right to receive payments hereunder). The Executive shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title or interest in or to any such properties.

7.   Indemnification.
     ----------------

     The Company will indemnify the Executive, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by the Executive in connection with any action, suit or proceeding to which the Executive may be made a party solely by reason of the Executive being an officer, director or employee of the Company or, at the request of the Company, of any subsidiary or affiliate of the Company.

8.   Notices.
     --------

     All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed first class, postage prepaid, by registered or certified mail (notices mailed shall be deemed to have been given on the date mailed), as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

     If to the Company, to:
     Fox/Liberty Networks, LLC
     5746 Sunset Boulevard
     Los Angeles, California 90278
     Attention: Gloria Dickey

     If to the Executive, to:
     Louis LaTorre
     11 Devonshire Drive
     White Plans, New York 10605

9.   General.
     --------

     9.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York.

     9.2 The section headings contained herein are for reference purposes only and shall be not in any way affect the meaning or interpretation of this Agreement.

     9.3 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

     9.4 This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations, hereunder (i) to any of its affiliates or (ii) to third parties in connection with any sale, transfer or other disposition of all or a substantial portion of its business or assets; in any such event, the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or a substantial portion of its business or assets.

     9.5 This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

10.  Subsidiaries and Affiliates.
     ----------------------------

     10.1 As used herein, the term "subsidiary" shall mean any corporation or other business entity controlled directly or indirectly by the corporation or other business entity in question, and the term "affiliate" shall mean and include any corporation or other business entity directly or indirectly controlling, controlled by or under common control with the corporation or other business entity in question.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 FOX/LIBERTY NETWORKS, LLC

                                    By:   /s/ Jim Martin
                                       -----------------
                                    Name:   Jim Martin
                                         -------------
                                    Title:     Exec. V.P.
                                          ---------------

Executive

    /s/ Louis LaTorre
  ----------------------------------
Louis LaTorre

                                   APPENDIX I
                                   ----------

Additional Benefits:
--------------------

     1.  Automobile..  The Company shall compensate the Executive for all in-
         ----------
town personal automobile expenses via a monthly car allowance in the net amount of $1,063.00. The allowance will be considered additional compensation. The Executive will be responsible for maintaining appropriate records for business and tax purposes.

     2.  Club Membership. The Company shall reimburse the Executive, upon
         ---------------
presentation of an expense statement, for all reasonable (initiation fees and) periodic dues for membership in a club of the Executive's choice.

     3.   Long Term Disability. The Executive shall be enrolled in the
               --------------------
Company's Long Term Disability Plan. The plan provides for a benefit of 60% of monthly salary to a maximum benefit of $10,000 per month to age 65.

                                  APPENDIX II
                                  -----------

          Operating Bonus: The Executive shall be entitled to a bonus (the
          ---------------
"Operating Bonus") for each fiscal year or portion thereof during the Term, on the terms and conditions set forth in this Appendix II. Except as set forth in Paragraph 2 below, the Operating Bonus for each fiscal year shall be paid within 30 days (the "Payment Period") after the Company receives its fiscal year-end audited statement for that fiscal year.

          1. For each calendar year as to which all or any portion of more than 90 days thereof occurs during the Term, a sales budget ("Annual Budget',) will be prepared and adopted at or prior to the beginning of such year which will set forth the aggregate sales to be achieved by the Company and its subsidiaries on a consolidated basis for that year and for each of the first three quarters thereof. The Executive will participate in the preparation of the Annual Budget and it will be deemed adopted when approved by the CEO of the Company or the Board of Directors. During the Payment Period after the end of each calendar year during the Term, the measure of achievement of the Annual Budget for such year shall be calculated by the Company, and based upon agreed applicable levels of achievement of the Annual Budget or other relevant criteria determined by the Company, the Executive no later than the end of the Payment Period shall be paid an Operating Bonus of up to $200,000. For calendar year 1997, the levels and criteria of achievement for determining Executive's Operating Bonus amount payable shall be as follows:

          (a) For achievement of total gross ad sales revenue for the Company for 1997 equal to 13% over calendar year 1996 total gross ad sales revenue Executive will be entitled to a bonus of $50,000.

          (b) For achievement of the following respective percentage level of the 1997 Annual Budgeted total ad sales for Fox Sports Net (including all current Company operations other than fX Networks) Executive will be entitled to the following bonus indicated:

        Percentage of Achievement
        of 1997 Annual Budget for     Bonus Amount
        Fox Sports Net                  For 1997
        -------------------------     ------------

        91% of 1997 Budget              $ 7,500

        92% of 1997 Budget              $15,000

        93% of 1997 Budget              $22,500

        94% of 1997 Budget              $30,000

        95% of 1997 Budget              $37,500



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

        96% of 1997 Budget              $45,000

        97% of 1997 Budget              $52,500

        98% of 1997 Budget              $60,000

        99% of 1997 Budget              $67,500

        100% of 1997 Budget             $75,000

The above Bonus Amounts are not cumulative (i.e if 95% of the Annual Budget for Fox Sports Net is achieved, Executive's total Operating Bonus under this subparagraph (b) is $37,500; if 100% of the Annual Budget for Fox Sports Net is achieved, Executive's total Operating Bonus under this subparagraph (b) is $75,000). For each 1% achieved in excess of such Annual Budget Executive will be entitled to an additional $5,000 in Operating Bonus.

          (c) For achievement of the following respective level of total gross ad sales revenue for fX Networks for 1997 Executive will be entitled to the following bonus indicated (Includes D.R. and infomercials):

        Gross 1997 Ad Sales                Bonus Amount
        Revenue for fX Networks              For 1997
        -----------------------            ------------

        $34,407,000                          $ 7,500

        $34,784,000                          $15,000

        $35,161,000                          $22,500

        $35,538,000                          $30,000

        $35,915,000                          $37,500

        $36,292,000                          $45,000

        $36,669,000                          $52,500

        $37,046,000                          $60,000

        $37,423,000                          $67,500

        $37,700,000                          $75,000

The above Bonus Amounts are not cumulative (i.e. if $35,538,000 of gross ad sales revenue is achieved for fX Networks, Executive's total Operating Bonus under this subparagraph (c) is $30,000; if $37,700,000 of gross ad sales revenue is achieved for fX Networks,Executive's total Operating Bonus under this subparagraph (c) is $75,000). For each $3,770,000 in gross ad sales revenue for fX Networks, achieved in excess of $37,700,000, Executive will be entitled to an additional $5,000 in Operating Bonus .

For each year following 1997 the Company and Executive shall mutually agree in good faith upon the levels of achievement required for graduated payment of the Operating Bonus; provided, however, that in no event will Executive be entitled to less than $200,000 for 100% of the total Annual Budget for the Company.

No Operating Bonus (not including the Applicable Bonus Amount) shall be deemed earned or payable pursuant to Sections 4.1(i), 4.2(i) and 4.4(i) of the Agreement until completion of the year as to which Bonus is being calculated.

          2. In the event of the expiration of the Term or termination of the Executive's employment Without Cause or as a result of his death or disability which, in any such event, occurs after March 31 in any calendar year, but prior to December 31, then Executive or Executive's representative or estate, as the case may be, shall be paid the amount (the "Applicable Bonus Amount") as provided for in Section 4.1,4.2 or 4.4 of the Agreement. The Applicable Bonus Amount shall be calculated to the date of such termination by reference to the agreed Bonus Amount determined pursuant to Paragraph 1 above and completing the following calculation: First, determining the percentage of achievement of the Bonus achievement criteria (which will be stated in terms of calendar quarter increments to be achieved) on an aggregate quarter annual basis covering only completed quarter annual periods as of the date of termination and identify the Applicable Bonus Amount as if the achievement had occurred for the entire calendar year; second, multiplying said amount by a fraction, the denominator of which is 365 and the numerator of which is the number of actual days elapsed in the year prior to the date of termination; provided, however, that in the event of termination under Section 4.2, the numerator will be the actual number of working days during such year that Executive worked and performed the services required under this Agreement and the denominator will be the full number of working days in such year. So, for example, if Executive is terminated Without Cause on July IS, 1997, then the percentage of achievement of the Bonus achievement criteria will be determined by looking only at the first two completed calendar quarters of 1997. If, therefore, the aggregate achievement of the Annual Budget for Fox Sports Net for the first two quarters is 92% of the portion of the Annual Budget of Fox Sports Net applicable to the first two quarters, then the Applicable Bonus Amount under subparagraph 1 (b) above will be $8,095.89 ($15,000 multiplied by a fraction of 197/365 (i.e., 197 days elapsed)).

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